Exhibit 77Q1(e):  Exhibits; Copies of Any New or Amended Registrant Investment
------------------------------------------------------------------------------
Advisory Contracts
------------------


The following documents are incorporated by reference:

Investment Advisory Agreement between Tributary Funds, Inc. and Tributary Capital Management, LLC dated May 3, 2010, is incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 34 to the Registration Statement of the registrant filed on June 1, 2010 (accession number 0000932381-10-000027).

Investment Sub-Advisory Agreement between Tributary Capital Management, LLC and First National Fund Advisers dated May 4, 2010, is incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 34 to the Registration Statement of the registrant filed on June 1, 2010 (accession number 0000932381-10-000027).

Investment Sub-Advisory Agreement between Tributary Capital Management, LLC and KBC Asset Management International Ltd. dated May 3, 2010, is incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 34 to the Registration Statement of the registrant filed on June 1, 2010 (accession number 0000932381-10-000027).

Investment Sub-Advisory Agreement between Tributary Capital Management, LLC and Riverbridge Partners, LLC dated May 3, 2010, is incorporated by reference to Exhibit (d)(4) to Post-Effective Amendment No. 34 to the Registration Statement of the registrant filed on June 1, 2010 (accession number 0000932381-10-000027).